SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                                FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): November 20, 2002


                          CONCEPTS DIRECT, INC.
                  __________________________________________
          (Exact name of registrant as specified in its charter)


     Delaware                     0-20680            52-1781893
_____________________         _________________     ____________
(State or other juris-    (Commission File Number)  (IRS Employer
diction of incorporation)                           Identification No.)

2950 Colorful Avenue, Longmont, CO                     80504
_____________________________                      _______________
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (303) 682-7147


Item 5. Other Events and Regulation FD Disclosure.

On November 20, 2002, Concepts Direct, Inc. (the "Company") received a notification from the Nasdaq Stock Market, Inc. ("Nasdaq"), that stated that Nasdaq's staff had determined that the Company no longer complied with Marketplace Rule 4310(c)(2)(B) which requires that the Company have a minimum of $2,500,000 in stockholders' equity or a market value of listed securities of $35,000,000 or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq's staff is presently reviewing the Company's continued listing on the Nasdaq SmallCap Market and the Company has been asked to provide a specific plan to achieve and sustain compliance with all the Nasdaq SmallCap Market listing requirements by December 5, 2002. The Company expects to submit its plan to Nasdaq by December 5, 2002 but cannot assure that the Company will receive a favorable determination. If, after the conclusion of Nasdaq's review, Nasdaq's staff determines that the Company did not adequately address the issues noted, Nasdaq will provide written notification that the Company's securities will be delisted. Such notification can be appealed by the Company. A copy of the notification is included under Item 7, Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit         Description

99.1            Notification from the Nasdaq Stock Market, Inc. *

*    Exhibit filed herewith.

                             SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CONCEPTS DIRECT, INC.


Date:  November 22, 2002_________    /s/ Zaid H. Haddad________
                                     Zaid H. Haddad
                                     Chief Financial Officer